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                                                                  EXHIBIT (99)-2

                                     LOGO

PLEASE COMPLETE BOTH SIDES OF PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE.

If you do not return the proxy card and do not vote at the meeting, it will have the same effect as if you voted against the Merger Agreement. Thus, it is important that you promptly mark and return the attached proxy card, even if you intend to vote in person at the special meeting of shareholders.

Thank you.

   KU ENERGY CORPORATION   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     PROXY. The undersigned appoints, and if a participant in the Company's dividend reinvestment plan, and/or Kentucky Utilities Company's employee stock ownership plan and/or employee savings plan, authorizes and directs the appropriate agent or trustee, in each case as agent for the undersigned, to appoint, MICHAEL R. WHITLEY, JOHN T. NEWTON and O.M. GOODLETT, and each of them, attorneys and proxies, with power of substitution, to vote all shares of COMMON STOCK of KU Energy Corporation of record in the name of the undersigned, and all shares, if any, of such stock credited to the account of the undersigned under each of such plans, in each case, at the close of business on August 8, 1997, at the October 14, 1997 special meeting of shareholders (or any adjourned session) as follows:

1. TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER (THE "MERGER AGREEMENT") DATED AS OF MAY 20, 1997, BETWEEN LG&E ENERGY CORP., A KENTUCKY CORPORATION AND KU ENERGY CORPORATION, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

     [_] FOR approval and adoption of the Merger Agreement
     [_] AGAINST approval and adoption of the Merger Agreement
     [_] ABSTAIN from vote on the Merger Agreement

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE MERGER PROPOSAL

     In their discretion, the proxies are authorized to vote upon such other business incident to the conduct of the meeting as may properly come before the meeting all as set forth in the Notice and Joint Proxy Statement/Prospectus relating to the meeting.

                      (to be signed on reverse side)

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                                     LOGO

PLEASE COMPLETE BOTH SIDES OF PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE.

If you do not return the proxy card and do not vote at the meeting, it will have the same effect as if you voted against the Merger Agreement. Thus, it is important that you promptly mark and return the attached proxy card, even if you intend to vote in person at the special meeting of shareholders.

Thank you.

                          (continued from other side)
SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IN ABSENCE OF SPECIFIC DIRECTIONS SAID SHARES SHALL BE VOTED FOR THE MERGER.

                                               PLEASE DO NOT FOLD
                                               Dated _____________
                                               PLEASE SIGN BELOW

                                     _____________________________

                                     _____________________________

NOTE: PLEASE DATE AND SIGN EXACTLY AS NAME(S) APPEAR ABOVE AND RETURN SIGNED PROXY IN ENCLOSED ENVELOPE. IF THE STOCK IS ISSUED IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN THE PROXY. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.